UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2007, we entered into a Material Transfer and Technology Evaluation Agreement with CJ CheilJedang Corp (CJ), a South Korean Corporation, for which we will receive $150,000 and will provide CJ with 10 grams of research grade fibrin microbeads (FMB) and grant CJ the exclusive right for one year to use Ortec’s FMB technology for extraction of mesenchymal stem cells (MSCs) from umbilical cord blood. We will also provide technical support and consultation as needed and draft protocols on the use of our FMB technology. The FMB’s will be used only for research and development in the use of MSCs extracted from umbilical cord blood for the in vivo treatment of damaged and/or diseased tissues. If the research performed during the one-year evaluation period is successful, we may thereafter negotiate a definitive patent licensing and product development agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: December 21, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer

EXHIBIT INDEX

EX-10.1	Material Transfer and Technology Evaluation Agreement between CJ and Ortec International, Inc. dated December 14, 2007.